UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): June 30, 2022

Novo Integrated Sciences, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40089	59-3691650
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

11120 NE 2nd Street, Suite 100, Bellevue, WA 98004

(Address of principal executive offices)

(206) 617-9797

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.001 par value	NVOS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 30, 2022, each of Pierre Dalcourt, Michael Gaynor and Robert Oliva submitted his resignation from any and all positions with Novo Integrated Sciences, Inc. (the “Company”), including as a member of the Company’s Board of Directors (the “Board”), effective immediately. None of the resignations was because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Following the resignations of Messrs. Dalcourt, Gaynor and Oliva, the Board reduced the size of the Board from seven persons to five persons.

Also on June 30, 2022, the Board appointed Sarfaraz Ali as a member of the Board, to fill the vacancy that existed following the resignations of Messrs. Dalcourt, Gaynor and Oliva and the reduction in the size of the Board to five persons.

Mr. Ali, age 40, brings over 17 years of knowledge and experience in the ownership and development of operational business enterprises worldwide, including supermarket chains, bakery chain stores, ride-share services, and clean water products in Bangladesh, commercial real estate and blockchain technology implementation in Canada, private equity investment and financing in Dubai, and international trade of consumer goods based primarily in Thailand.

Mr. Ali provides the Company with proven expertise in delivering system and operational efficiency while managing aggressive, yet sustainable growth. As a successful business owner, he brings the Company a wealth of knowledge in areas related to formulating adaptive strategies, supply-chain management, retail marketing, product manufacturing, B2B and B2C e-commerce strategies and implementation, and product distribution worldwide. Since 2006, Mr. Ali has served as the CEO and Executive Director of Khulshi Mart which operates supermarket stores and other private enterprises in Bangladesh. Since 2010, Mr. Ali has served as the CEO and Executive Director of K Bakery Outlets, a chain of fresh food stores operating in Bangladesh. In addition, since 2010, Mr. Ali has been a board member of Grameen Solutions, Ltd, the flagship technology company of the Grameen family of organizations founded in 1999 by Dr. Muhammad Yunus, a recipient of the Nobel Peace Prize in 2006, the U.S. Presidential Medal of Freedom in 2009, and the Congressional Gold Medal in 2010 for pioneering the concepts of microcredit and microfinance. In addition, Mr. Ali holds board of director positions in private companies located in the Middle East and South Asia. In 2002, Mr. Ali earned his B.S. degree in finance and accounting from Indiana University of Pennsylvania. Mr. Ali holds dual citizenship of both Bangladesh and Canada.

Mr. Ali does not hold, and has not previously held, any directorships in any reporting companies.

Mr. Ali is an “independent” director, as that term is defined under the listing standards of The Nasdaq Stock Market. He has been appointed as a member of the Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, and serves as chair of the Compensation Committee.

Accordingly, following the Board changes discussed above, the members of the Board are as follows:

Robert Mattacchione

Christopher David

Alex Flesias

Michael Pope

Sarfaraz Ali

; and the Board committee chairs and members are as follows:

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Michael Pope	Chair	Member	Member
Sarfaraz Ali	Member	Chair	Member
Alex Flesias	Member	Member	Chair

As compensation for Mr. Ali’s services as a director, it is expected that the Board will grant to Mr. Ali common stock with a fair market value of $75,000.

Item 8.01. Other Events.

As described above, consistent with the terms of the Company’s bylaws, on June 30, 2022, the Board reduced the size of the Board from seven persons to five persons.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novo Integrated Sciences, Inc.

Dated: July 7, 2022	By:	/s/ Robert Mattacchione
Robert Mattacchione
Chief Executive Officer